                                POWER OF ATTORNEY


         The undersigned directors and/or officers of HOSPOSABLE PRODUCTS, INC., do hereby constitute and appoint JOSEPH H. WEINKAM, JR. their true and lawful attorney-in-fact with full power for and on their behalf to execute in their names, places and stead, in their capacity as directors and/or officers of said Corporation, any and all Registration Statement(s) filed by the Corporation under the Securities Act of 1933, as amended (on Form S-8 or any other Form), pursuant to which additional shares of the Corporation's Common Stock are to be registered for offering and/or delivery under the Corporation's 1991 Stock Option Plan and 1997 Stock Incentive Plan, and any and all amendments thereto and any other employee benefit plan which may hereinafter be adopted by the shareholders and to file the same with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the undersigned have executed this instrument the 19th day of February, 1997.


/s/ Donald C. MacMartin                          /s/ Nicholas A. Gallopo
-------------------------                        -------------------------
Donald C. MacMartin                              Nicholas A. Gallopo


/s/ James A. Wyant                               /s/ Thomas R.M. Davis
-------------------------                        -------------------------
James A. Wyant                                   Thomas R.M. Davis


/s/ Gerald W. Wyant                              /s/ John B. Wight
-------------------------                        -------------------------
Gerald W. Wyant                                  John B. Wight


/s/ Jane M. Curtis                               /s/ Marc D'Amour
-------------------------                        -------------------------
Jane M. Curtis                                   Marc D'Amour




Witness /s/   John C. Zisko
       -----------------------
         John C. Zisko

STATE OF NEW JERSEY  :
                         SS.:
COUNTY OF SOMERSET   :


         On the 20 day of February, 1997, before me personally came John C. Zisko, the subscribing witness to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say that he resides at 100 Readington Road, Branchburg Township, NJ, 08876; that he knows the following named individuals:

                  Donald C. MacMartin               Nicholas A. Gallopo
                  James A. Wyant                    Thomas R.M. Davis
                  Gerald W. Wyant                   John B. Wight
                  Jane M. Curtis                    Marc D'Amour

being the individuals described in and who executed the foregoing instrument; that he was present and say each of such persons execute the same; and that he thereupon subscribed his name as witness thereto.

                                                 /s/ Kathleen Wickline
                                            ----------------------------------
                                                     Kathleen Wickline
                                               Notary Public of New Jersey
                                            My Commission Expires Aug. 4, 1998





                                       16